SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549
____________________

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF

THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): May 3, 2017

Drone Guarder, Inc.

(Exact name of registrant as specified in its charter)

Nevada	333-188119	39-2079422
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1700 Montgomery Street, Suite 101 San Francisco, CA	94111
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: 415-835-9463

______________________ (Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

SECTION 1 – Registrant’s Business and Operations

Item 1.01 Entry into a Material Definitive Agreement

The information set forth in Item 5.02 is incorporated into this Item 1.01 by reference.

SECTION 3 – SECURITIES AND TRADING MARKETS

Item 3.02 Unregistered Sales of Equity Securities

The information set forth in Item 5.02 is incorporated into this Item 3.02 by reference.

The issuance of the above securities was made in reliance upon an exemption from registration pursuant to Section 4(a)(2) under the Securities Act of 1933 and/or Regulation D promulgated thereunder.

SECTION 5 – CORPORATE GOVERNANCE AND MANAGEMENT

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

Effective May 3, 2017, the Company’s board of directors appointed Adam Taylor (“Taylor”) to act as its Chief Operating Officer.

From 2003 to 2014, Taylor was Options Strategist and Sales Director and serviced clients in a hedge fund trading through MF Global with £20m under management. In 2014, he worked for Impregnable Security as its Sales and Marketing Director where he secured partnerships with some of the largest security companies in the UK. In 2016, he worked for LP Investment Management as a Sales and Marketing Director where he engaged in trading private client accounts through its trading desk at Central Markets. Taylor is an FSA Certified Trader and Broker authorized to trade on the IPE.

There are no family relationships between Taylor and any of the Company’s directors or executive officers.

Effective May 3, 2017, the Company entered into an employment agreement with Taylor. Under the agreement, the Company agreed to compensate Taylor $36,000 annually and provide him with 10 million shares of common stock, if the Company’s renews after the first year.

Aside from above, Taylor has not had any material direct or indirect interest in any of the Company’s transactions or proposed transactions over the last two years.

Section 9 – FINANCIAL STATEMENTS AND EXHIBITS

Item 9.01 Financial Statements and Exhibits

Exhibit No.	Description
10.1	Employment Agreement

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Drone Guarder, Inc.

/s/ Jorgen Frederiksen

Jorgen Frederiksen

Chief Executive Officer

Date: May 3, 2017

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